SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14c-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
|X|   Definitive Information Statement

                                  DCI USA, INC.
                                  -------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

            (1) Title of each class of securities to which transaction applies:
            (2)   Aggregate number of securities to which transaction applies:
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            (4)   Proposed maximum aggregate value of transaction:
            (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:

                                  DCI USA, INC.

                                  8 Bond Street
                              Great Neck, NY 11021
                                  718-383-5255

Dear Stockholders:

This Information Statement is being furnished to the holders of shares of the common stock of DCI USA, Inc. (the "Company"), a Delaware corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that: (i) on November 22, 2005, the Board decided to withdraw the Company's election to be treated as a Business Development Company ("BDC") under the Investment Company Act of 1940; (ii) on December 5, 2005, the Company received a written consent in lieu of a meeting of stockholders from Direct Capital Investments, Ltd., the holder of 31,500,000 shares (representing approximately 82.6% of the issued and outstanding shares of the Company's common stock), approving and authorizing the withdrawal of the Company's election to be treated as a BDC; and (iii) 20 calendar days after the mailing of this Information Statement, the Board will be filing a Withdrawal Notice with the Securities and Exchange Commission to withdraw the Company's election to be treated as a BDC. You are urged to read the enclosed Information Statement in its entirety.

This Information Statement is being mailed on or about January 4, 2006 to stockholders of record as of the close of business on January 3, 2006.


                                       Very truly yours,

                                       /s/ Jonathan Ilan Ofir
                                       -----------------------
                                       Jonathan Ilan Ofir
                                       Chief Executive Officer

                                  DCI USA, INC.

                                  8 Bond Street
                              Great Neck, NY 11021
                                  718-383-5255
                        ---------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14c-2 THEREUNDER
                      -------------------------------------

 NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION
                        WITH THIS INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

      This Information Statement is being furnished on or about January 4, 2006 to the holders of record as of the close of business on January 3, 2006 (the "Record Date") of shares of the common stock of DCI USA, Inc. (the "Company"), a Delaware corporation. The purpose of this Information Statement is to notify you that: (i) on November 22, 2005, the Board of Directors (the "Board") decided to withdraw the Company's election to be treated as a Business Development Company ("BDC") under the Investment Company Act of 1940 (the "Investment Company Act");
(ii) on December 5, 2005, the Company received a written consent (the "Written Consent") in lieu of a meeting of stockholders from Direct Capital Investments, Ltd., the holder of 31,500,000 shares (representing approximately 82.6% of the issued and outstanding shares of the Company's common stock as of the date hereof), approving and authorizing the withdrawal of the Company's election to be treated as a BDC; and (iii) 20 calendar days after the mailing of this Information Statement, the Board will be filing a Withdrawal Notice with the Securities and Exchange Commission (the "SEC") to withdraw the Company's election to be treated as a BDC. You are urged to read the enclosed Information Statement in its entirety.

      Expenses in connection with the distribution of this Information Statement are anticipated to be less than $3,500 and will be paid by the Company.

                                   Background

      The Company is a closed-end management investment company, which elected, on February 14, 2005, to be regulated as a BDC as that term is defined in
Section 54 of the Investment Company Act. As a BDC, the Company is subject to some of the provisions of the Investment Company Act applicable to registered closed-end investment companies. BDCs, however, generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDCs."

      Historically, the Company's business has been to invest in the securities of portfolio companies attractive to the Company, rather than to operate as an operating company. The Board has determined, however, that in the current environment the Company would be better served to focus its efforts on the operation of businesses rather than acting as a passive investor. In consideration of the contemplated future operations of the Company, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that, given the changing nature of the Company's business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on purchasing or otherwise acquiring businesses to be operated directly by the Company, the significant regulatory regime governing BDCs is no longer appropriate and may in fact negatively affect the Company's future growth. The Board believes that the Company's future activities will not require it to be regulated under the Investment Company Act as it will qualify for an exemption from the definition of "investment company" under Section 3(c)(5)(C) of the Investment Company Act.

      Section 58 of the Investment Company Act provides that a BDC may not change the nature of its business, so as to cease to be or withdraw its election as a BDC, unless it is authorized to do so by a majority of its issued and outstanding voting securities. On December 5, 2005, Direct Capital Investments, Ltd., a company incorporated in the State of Israel and the holder of 31,500,000 shares (representing approximately 82.6% of the issued and outstanding shares of the Company's common stock as of the date hereof) adopted a Written Consent which authorized and approved the withdrawal of the Company's election to be treated as a BDC as soon as practicable so that the Company may begin conducting business as an operating company rather than as a BDC.

      The withdrawal of the Company's election to be treated as a BDC will become effective upon receipt by the SEC of the Company's application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that it will not be deemed to be an investment company without the protection of its BDC election. After the Company's application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Investment Company Act applicable to BDCs generally, including regulations related to its capital structure, custody, composition of its Board, affiliated transactions and stock compensation arrangements. Shareholder approval for withdrawal of the Company's election to be treated as a BDC is valid for one year following the date of such approval. If no application for withdrawal is filed for the one year following December 5, 2005, the Company will be required to present the matter to the shareholders again for approval prior to filing a withdrawal application.

      The Company is using maximum efforts to qualify for this change of status and has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including (i) preparing a plan of operations in contemplation of such a change to the status of the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an "investment company" under the Investment Company Act. As of the date hereof, the Company believes that it meets the requirements for filing an application to withdraw its election to be treated as a BDC.

            Investment Company Act Provisions Applicable to BDCs and Effect of Withdrawal of Election to Be Regulated As a BDC

      Investment Company Act Provisions Applicable to BDCs

      Generally, to be eligible to elect BDC status, a company must engage in the business of investing in and offering significant managerial assistance to eligible portfolio companies, as that term is defined in the Investment Company Act. To qualify as a BDC, a company must (i) be a domestic company; (ii) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"); (iii) operate for the purpose of investing in the securities of eligible portfolio companies; (iv) offer to extend significant managerial assistance to such eligible portfolio companies; and (v) file (or, under certain circumstances, intend to file) a notice of election with the SEC.

      The  Investment   Company  Act  imposes,   among  others,   the  following
regulations on BDCs, which are intended to protect the investors of investment companies:

      o A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the shareholders;

      o A BDC must carry its investments at their market value if a public trading market exists for its portfolio securities or at fair value if one does not (rather than at cost as operating companies do) in its financial reports;

      o The composition of a BDC's board is restricted (e.g., a majority of its members must be independent);

      o A BDC may only engage in transactions with affiliates of the BDC under certain circumstances;

      o The issuance of senior equities and debt securities by a BDC is subject to certain asset coverage limitations;

      o     There is a limitation on the amount of leverage a BDC can undertake;

      o A BDC's right to issue options, rights and warrants to purchase its stock is restricted;

      o There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

      o There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company; an eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of a business in the United States, (b) is not an investment company other than a SBIC wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and
            (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in public company securities and other investments that are not "qualifying assets" but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;

      o A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of shareholders; and

      o A BDC is restricted in its ability to repurchase its shares directly from shareholders.

      Effect of Withdrawal of Election to Be Regulated As a BDC

      If the Company ceases to be regulated as a BDC, the Company will no longer be subject to regulation under the Investment Company Act, including the provisions intended to protect the interests of investors in investment companies listed above. However, the Board would be subject to customary principles of fiduciary duty with respect to a corporation and its shareholders.

      In addition, in the event that the Company withdraws its election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company's business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of its businesses, with the goal of generating income from the operations of those businesses. The withdrawal of the Company's election as a BDC under the Investment Company Act will result in a significant change in the Company's method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. Change in the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as the increase occurs. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

      The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

      Withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(b) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company's election to be treated as a BDC may allow the Company to file its periodic reports on Form 10-KSB and Form 10- QSB, but is not expected to have any other effect on the Company's obligation to comply with the reporting requirements of the Exchange Ac or its common stock trading on the OTC Bulletin Board.

          Reasons for the Potential Withdrawal of the Company as a BDC

      Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment Company Act discussed above. For example:

      o Issuance of Securities other than Common Stock. BDCs are limited or restricted as to the type of securities other than common stock that they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily to prevent dilution of interests of existing shareholders. In addition, issuances of senior debt and senior equity securities require that certain asset coverage tests and other criteria be satisfied on a continuing basis. This significantly restricts the Company's ability to raise new capital through the issuance of debt, particularly convertible debt, because the amount of financing raised through debt is limited by the size of the Company's assets even if a lender is willing to enter into a debt financing transaction. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

            The Company previously issued shares of preferred stock and convertible debentures which may be deemed to be "senior securities" as defined under the Investment Company Act. One of the reasons the Company desires to withdraw its election to be regulated as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be part of the Company's capitalization, as would be permitted for a non-BDC company. Certain of these securities are owned by affiliates of the Company.

      o Related Party Transactions. The Investment Company Act significantly restricts among other things (i) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (ii) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. The Board believes situations may arise in which it is in the Company's best interests to engage in such transactions. If the Company withdraws its election to be regulated as a BDC, it will no longer be subject to these restrictions. The Board believes that even after de-election to be regulated as a BDC the stockholders of the Company will be adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

      o Business Focus. The nature of the Company's business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring businesses and directly operating such businesses. The Board believes that BDC regulation would be inappropriate for such activities.

      o Issuance of Common Stock. A BDC may not issue shares of its common stock at a price less than the then net asset value per share without prior stockholder approval. Often, the market prices for BDC stocks have been lower than net asset value, thus, making it much more difficult for BDCs to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

      o Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in cash. For example, the issuance of stock as compensation for services is generally prohibited. The Board believes that after de-election the Company will have greater flexibility in the structuring of employee compensation packages which will enable the Company to attract and retain additional talented and qualified personnel and to more fairly reward and effectively motivate its personnel in accordance with industry practice.

      o Eligible Investments. As a BDC, the Company may not acquire any asset other than certain qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of the value of the total assets of the Company. Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may not be able to participate in some attractive and prudent investment opportunities as long as the Company remains a BDC.

      Moreover, the Company incurs significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company bears the costs of compliance including legal and accounting fees. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

      The Board believes that the above reasons, among others, indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficient way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act would be to withdraw the Company's election to be treated as a BDC.

                       Vote Required & Manner of Approval

      For the reasons mentioned above, on November 22, 2005, the Board voted, subject to shareholder approval, to withdraw the Company's election to be regulated as a BDC. Under Section 58 of the Investment Company Act, the termination of the Company's status as a BDC must be approved by the holders of a majority of the voting power of the Company. Under Delaware General Corporations Law, shareholders of the Company may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the corporation. The Company has no class of voting stock outstanding other than the shares of common stock. As of the Record Date, there were 38,125,035 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote. Accordingly, a vote or a written consent of the shareholders holding at least 19,062,518 shares of the common stock issued and outstanding is necessary to approve the termination of the Company's status as a BDC.

      On December 5, 2005, Direct Capital Investments, Ltd., a company incorporated in the State of Israel and the holder of 31,500,000 shares, representing approximately 82.6% of the issued and outstanding shares of the Company's common stock, as of the Record Date, executed and delivered a Written Consent which authorized and approved the withdrawal of the Company's election to be treated as a BDC. Accordingly, the approval of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the withdrawal of the Company's election to be treated as a BDC.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of December 30, 2005 by
(i) each stockholder known by the Company to be a beneficial owner of more than five percent of its outstanding common stock, (ii) each executive officer and director, and (iii) all directors and officers as a group. Information relating to beneficial ownership of common stock by the Company's principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of a security as to which he or she may not have any pecuniary beneficial interest.

      The percentages below are calculated based on 38,125,035 shares of common stock issued and outstanding.

                                    Shares of Common Stock      Percentage of Common
               Name                   Beneficially Owned      Stock Beneficially Owned
               ----                 ----------------------    ------------------------
Direct Capital Investments, Ltd.    31,500,000                 82.6%

Gregory Bitterman                   0                          Less than 1%

Michael Gibbs                       0                          Less than 1%

Zvika Greengold                     0                          Less than 1%

Marc Narboni                        0                          Less than 1%

Seth Yakatan                        0                          Less than 1%

Alon Segev                          0                          Less than 1%

Jonathan Ilan Ofir                  0                          Less than 1%

All officers and directors as a     0                          Less than 1%
group (7 persons)

                        Change in Control of the Company

      On November 9, 2004, Direct Capital Investments, Ltd., an Israeli corporation, purchased 31,500,000 shares of our common stock, which then represented 90% of our issued share capital on a fully diluted basis. On June 19, 2005, Direct Capital entered into an Investment Agreement and Shareholders Agreement (the "Investment Agreement") with Dalia Prashkovsky, Arie Prashkovsky, Cadil International Limited and Auberry Management Limited (collectively, the "Investors").

      Pursuant to the Investment Agreement, on September 7, 2005, the Investors acquired from Direct Capital 2,753,274 shares of its Common Stock, representing approximately 60% of the outstanding shares of the capital stock of Direct Capital. Concurrent with the closing of the Investment Agreement, Direct Capital and the Investors also consummated the transactions contemplated by a Shareholders' Agreement entered into on June 19, 2005 among Direct Capital, the Investors and Uri Rosin and Gunter Franz Ltd. (the "Former Controlling Shareholders"). Prior to the consummation of the Investment Agreement the Former Controlling Shareholders owned 45.1% of the outstanding common shares of Direct Capital. Pursuant to the Shareholders' Agreement, Direct Capital granted to the Former Controlling Shareholders options to purchase 25,200,000 shares of the common stock of the Company held by Direct Capital, which amount represents approximately 66% of the Company's common stock outstanding. The exercise price of the options is $0.04127 per share, and the options are exercisable for a period of two years expiring on September 7, 2007. Also pursuant to the Shareholders Agreement, during the six month period following September 7, 2007, Direct Capital is entitled, at its option, to sell to the Former Controlling Shareholders up to a total of 28,350,000 shares of the common stock of the Company held by Direct Capital, which amount represents approximately 74.4% of the outstanding common stock of the Company. If such put option is exercised by Direct Capital, the Former Controlling Shareholders will be obligated to purchase such shares at a purchase price of $0.04127 per share. Such purchases or sales of the common stock of the Company contemplated by the Shareholders' Agreement would result in a change in control of the Company as the Former Controlling Shareholder would acquire a majority of the Company's outstanding Common Stock.

      Interest  of Certain  Persons In or In  Opposition  to Matters to be Acted
Upon

      No person has any interest, direct or indirect, by security holdings or otherwise, in the filing of the Withdrawal Notice which is not shared by all other stockholders.

                             Steps Toward Withdrawal

      Because of the importance of the withdrawal of the election to be treated as a BDC and becoming qualified as an operating company, the Company is using maximum efforts to qualify for this change of status. The Company has undertaken extensive steps to meet certain procedures relevant to withdrawal of its election to be treated as a BDC, including consultation with outside legal counsel as to the applicability and requirements under the Investment Company Act. The Company, however, does not intend to withdraw its election to be treated as a BDC unless and until it is reasonably assured that thereafter, it will not be required to be regulated as an "investment company" under the Investment Company Act.


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

      Once the Board is satisfied that, after withdrawal of its election to be regulated as a BDC, the Company will not be subject to regulation as an "investment company" under the Investment Company Act, it will file a notice of withdrawal of election to be regulated as a business development company on Form N-54C with the SEC. This notice will become effective upon its filing with the SEC. Under Rule 14c-2 under the Exchange Act, the notice may not be filed with the SEC until at least 20 days after this Information Statement is sent to the Company's stockholders. The Board expects the filing of the notice and the resulting termination of the Company's BDC Status to become effective on or about January 25, 2006.

                        Delaware General Corporations Law

      The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirement it may have under the Delaware General Corporations Law. No dissenters' rights with respect to the receipt of the Written Consent or the filing of the Withdrawal Notice are afforded to the Company's stockholders under the Delaware General Corporations Law.

                                  Other Matters

      The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:


Mr. Jonathan Ilan Ofir
Chief Executive Officer
DCI USA, INC.
8 Bond Street
Great Neck, NY 11021
718-383-5255

                                       By order of the Board of Directors of
                                       DCI USA, Inc.


                                       /s/ Jonathan Ilan Ofir
                                       -----------------------
                                       Jonathan Ilan Ofir
                                       Chief Executive Officer


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